UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
ıcommon stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on March 12, 2021, Surgalign Holdings, Inc. (the “Company”) entered into a Lease (the “Lease”) with SNH Medical Office Properties Trust, a Maryland real estate investment trust (the “Landlord”), to house the Company’s offices, lab and innovation space in San Diego, California. The material terms of the Lease were included in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2021, which is incorporated by reference herein. The description of the Lease incorporated by reference is not complete and qualified in its entirety by the Lease, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The Lease has yet to commence.

On May 12, 2023, the Landlord sent a Notice of Repudiation and Termination (the “Notice”) to the Company. The Notice provides that the Landlord terminated the Lease because of the Company’s alleged failure to perform its obligations under the Lease. In connection with the Notice, on May 18, 2023, the Landlord applied the Company’s entire $2.5 million security deposit against purported damages caused by the Company’s alleged breaches.

The Company disagrees with the Landlord’s termination, allegations and other actions taken and believes that the Landlord is in breach of certain of its materials obligations under the Lease. The Company intends to defend itself vigorously and will pursue all legal remedies available under applicable laws.

The Company believes that it will continue to meet is operational needs with its other facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: May 22, 2023	By:	/s/ Paolo G. Amoruso
	Name:	Paolo G. Amoruso
	Title:	Chief Legal Officer and Corporate Secretary